EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 30, 2008 in the Amendment No. 2 to the Registration Statement (File No. 333-153268) and related Prospectus of Claymore Securities Defined Portfolios, Series 530.


                                                          /s/ Grant Thornton LLP
                                                     ---------------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
September 30, 2008